FOR IMMEDIATE RELEASE	CONTACT: Christopher D. Morris
April 30, 2009	Executive Vice President
3:05 p.m. Central Time	Chief Financial Officer
(972) 258-4525

CEC ENTERTAINMENT REPORTS
FINANCIAL RESULTS FOR THE FIRST QUARTER OF FISCAL 2009;
REVISES PREVIOUSLY SCHEDULED DATE FOR INVESTOR CONFERENCE CALL

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE: CEC) today reported net earnings of $34.1 million for the first quarter ended March 29, 2009, compared to net earnings of $32.9 million in the first quarter of  2008. Diluted earnings per share increased to $1.48 for the first quarter of 2009, compared to $1.24 in the first quarter of 2008. Total quarterly revenues increased 1.2% to $248.1 million during the first quarter of 2009 from total quarterly revenues of $245.2 million in the first quarter of 2008.  Comparable store sales for the first quarter of 2009 declined 0.1%.

In accordance with new accounting guidance, FSP EITF 03-6-1, which became effective during the first quarter of 2009, the Company now reflects EPS results under what is called the “two-class” EPS method.  This new method has the result of increasing the dilutive impact from unvested restricted stock.  The Company’s unvested restricted stock grants include a non-forfeitable right to receive cash dividends, whether paid or not.  This new guidance causes the unvested restricted stock to be considered a “participating security” and as a result, basic and diluted EPS results reflect greater dilution.  The impact of adopting this new guidance caused diluted EPS to be $0.04 lower than what would have been reported absent this new guidance.  Furthermore, the transition provisions of this new accounting guidance require retrospective adjustment of prior-period EPS data.  A table reconciling the previously reported prior-period EPS data with the adjusted EPS data has been provided within this earnings release.

Michael Magusiak, President and Chief Executive Officer, stated that, “We are obviously pleased with the results for the first quarter of 2009.  We have decided to delay our scheduled conference call until 7:00am (CST), Friday, May 1, 2009. We believe that this will better afford management the time to assess our business outlook given the swine flu outbreak in the country and its potential implications to our business.”

The Company intends to issue a press release prior to its conference call tomorrow morning discussing its business outlook for 2009.

Revised Schedule for First Quarter 2009 Conference Call:

The Company will host a conference call Friday, May 1, 2009, at 7:00 a.m. Central Time to discuss its first quarter 2009 financial results and outlook for the remainder of the year. A live webcast of the call (listen only) can be accessed through the Company's website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available for a minimum of 90 days on the website.

About CEC Entertainment, Inc.:

Celebrating over 30 years of success as a place Where a Kid can be a Kid®, CEC Entertainment, Inc. is a nationally recognized leader in family dining and entertainment.  Chuck E. Cheese's stores feature musical and comic entertainment by robotic and animated characters, arcade-style and skill oriented games, video games, rides and other activities intended to appeal to families with children between the ages of two and 12 and offers a variety of pizzas, sandwiches, appetizers, a salad bar and desserts. The Company and its franchisees operate a system of 542 Chuck E. Cheese's stores located in 48 states (excluding Wyoming and Vermont) and six foreign countries or territories.  Currently, 495 locations in the United States and Canada are owned and operated by the Company. For more information, see the Company’s website at www.chuckecheese.com.

Forward-Looking Statements:
Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2008. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Changes in consumer discretionary spending and general economic conditions;

•	Disruptions in the financial markets affecting the availability and cost of credit and our ability to maintain adequate insurance coverage;

•	Our ability to successfully implement our business development strategies;

•	Costs incurred in connection with our business development strategies;

•	Competition in both the restaurant and entertainment industries;

•	Loss of certain key personnel;

•	Increases in food, labor and other operating costs;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Negative publicity concerning food quality, health, safety and other issues;

•	Public health issues such as the swine flu;

•	Disruption of our commodity distribution system;

•	Our dependence on a few global providers for the procurement of games and rides;

•	Adverse affects of local conditions, events and natural disasters;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Conditions in foreign markets;

•	Risks in connection with owning and leasing real estate;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Government regulations, litigation, product liability claims and product recalls;

•	Disruptions of our information technology systems;

•	Changes in financial accounting standards or our interpretations of existing standards; and

•	Failure to establish, maintain and apply adequate internal control over financial reporting.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 29,		March 30,
	2009		2008

REVENUES
Food and beverage sales	$128,479	51.8%	$124,205	50.7%
Entertainment and merchandise sales	118,581	47.8%	120,014	49.0%

Company store sales	247,060	99.6%	244,219	99.6%
Franchise fees and royalties	1,073	0.4%	957	0.4%

Total revenues	248,133	100.0%	245,176	100.0%

OPERATING COSTS AND EXPENSES
Company store operating costs:
Cost of food and beverage (as a percentage of food and beverage sales)	27,146	21.1%	28,265	22.8%
Cost of entertainment and merchandise (as a percentage of entertainment and merchandise sales)	10,764	9.1%	9,832	8.2%

	37,910	15.3%	38,097	15.6%
Labor expenses (as a percentage of Company store sales)	60,496	24.5%	62,236	25.5%
Depreciation and amortization (as a percentage of Company store sales)	18,914	7.7%	18,464	7.6%
Rent expense (as a percentage of Company store sales)	16,914	6.8%	16,496	6.8%
Other store operating expenses (as a percentage of Company store sales)	30,124	12.2%	30,638	12.5%

Total company store operating costs	164,358	66.5%	165,931	67.9%
Advertising expense	10,044	4.0%	10,119	4.1%
General and administrative expenses	14,517	5.9%	13,288	5.4%

Total operating costs and expenses	188,919	76.1%	189,338	77.2%

Operating income	59,214	23.9%	55,838	22.8%

Interest expense, net	3,074	1.2%	3,833	1.6%

Income before income taxes	56,140	22.6%	52,005	21.2%

Income taxes	22,088	8.9%	19,094	7.8%

Net income	$34,052	13.7%	$32,911	13.4%

Earnings per share:
Basic	$1.49		$1.25
Diluted	$1.48		$1.24

Weighted average shares outstanding:
Basic	22,824		26,233
Diluted	23,001		26,445
______________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
Due to rounding, percentages may not add.

 CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	March 29,	December 28,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$17,074	$17,769
Other current assets	45,772	60,988
Total current assets	62,846	78,757
Property and equipment, net	660,669	666,443
Other assets	2,353	2,240

Total assets	$725,868	$747,440

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$821	$806
Other current liabilities	90,455	85,694
Total current liabilities	91,276	86,500
Long-term debt, less current portion	347,778	413,252
Other liabilities	123,631	119,102
Total liabilities	562,685	618,854

Stockholders’ equity	163,183	128,586

Total liabilities and stockholders’ equity	$725,868	$747,440

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended
	March 29,	March 30,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$34,052	$32,911
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,138	18,453
Deferred income taxes	2,874	(1,258)
Stock-based compensation expense	2,373	1,075
Other adjustments	401	778
Contributions received from landlords	82	140
Changes in operating assets and liabilities:
Current assets	15,120	4,723
Current liabilities	7,706	24,657

Net cash provided by operating activities	81,746	81,479

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(15,742)	(18,087)
Other investing activities	(183)	(24)

Net cash used in investing activities	(15,925)	(18,111)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on line of credit	(65,250)	(6,400)
Payment of taxes for returned restricted shares	(1,342)	(398)
Treasury stock acquired	-	(58,601)
Other financing activities	99	33

Net cash used in financing activities	(66,493)	(65,366)

Effect of foreign exchange rate changes on cash	(23)	-

Change in cash and cash equivalents	(695)	(1,998)

Cash and cash equivalents at beginning of period	17,769	18,373

Cash and cash equivalents at end of period	$17,074	$16,375

CEC ENTERTAINMENT, INC.
STORE COUNT INFORMATION

	Quarter Ended
	March 29,	March 30,
	2009	2008

Number of Company-owned stores:
Beginning of period	495	490
New	-	-
Acquired from franchisees	-	-
Closed	-	-
End of period	495	490

Number of franchised stores:
Beginning of period	46	44
New	1	-
Acquired by the Company	-	-
Closed	-	-
End of period	47	44

CEC ENTERTAINMENT, INC.
EARNINGS PER SHARE DATA
(Unaudited)

The following table sets forth the adoption of Financial Accounting Standards Board Staff Position EITF No. 03-6-1 “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” had on prior-period earnings per share data for 2008:
	Quarter Ended
	March 30, 2008

	As Reported	Adjusted	Change
Earnings per share:
Basic	$1.28	$1.25	(0.03)
Diluted	$1.26	$1.24	(0.02)

Weighted average shares outstanding:
Basic	25,752	26,233	481
Diluted	26,102	26,444	342

	Quarter Ended
	June 29, 2008

	As Reported	Adjusted	Change
Earnings per share:
Basic	$0.49	$0.48	(0.01)
Diluted	$0.48	$0.47	(0.01)

Weighted average shares outstanding:
Basic	23,116	23,710	594
Diluted	23,608	24,110	502

	Quarter Ended
	September 28, 2008

	As Reported	Adjusted	Change
Earnings per share:
Basic	$0.45	$0.44	(0.01)
Diluted	$0.44	$0.43	(0.01)

Weighted average shares outstanding:
Basic	22,069	22,662	593
Diluted	22,558	23,014	456

	Quarter Ended
	December 28, 2008

	As Reported	Adjusted	Change
Earnings per share:
Basic	$0.11	$0.10	(0.01)
Diluted	$0.11	$0.10	(0.01)

Weighted average shares outstanding:
Basic	22,110	22,696	586
Diluted	22,348	22,855	507

	Fiscal Year Ended
	December 28, 2008

	As Reported	Adjusted	Change
Earnings per share:
Basic	$2.43	$2.37	(0.06)
Diluted	$2.37	$2.33	(0.04)

Weighted average shares outstanding:
Basic	23,270	23,825	555
Diluted	23,793	24,199	406

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